Exhibit 10.3
PROFESSIONAL SERVICES AGREEMENT

THIS PROFESSIONAL SERVICES AGREEMENT (this “Agreement”), dated as of April 6, 2009, is entered into by and among Javo Beverage Company, Inc., a Delaware corporation (the “Company”), and Falconhead Capital, LLC, a Delaware limited liability company (“Falconhead”).

WHEREAS, the Company has entered into that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Company and Coffee Holdings LLC, a Delaware limited liability company (“Holdings”), pursuant to which Holdings has acquired notes and common stock of the Company and other rights with respect thereto (the “Investment”);

WHEREAS, in connection with the Investment, Falconhead has provided and will continue to provide financial and management consulting services and the Company has received, and desires to continue to receive, such services and to obtain the benefit of the experience of Falconhead in business and financial management generally and its knowledge of the Company and its financial affairs; and

WHEREAS, Falconhead has provided and is willing to provide financial and management consulting services to the Company for the compensation arrangements set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, Falconhead and the Company hereby agree as follows:

1.      Engagement.  The Company hereby engages Falconhead as a financial and management consultant, and Falconhead hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth herein.

2.      Services of Falconhead.  Falconhead hereby agrees during the term of this engagement to consult with the board of directors of the Company (the “Board of Directors”) and management of the Company on such business and financial matters as may be reasonably requested from time to time by the Board of Directors or the Company’s management team, in each case with reasonable advance notice.  Such consultation services shall primarily include assisting the Company in analyzing its operations and historical performance and assisting the Company with respect to its corporate strategy and any future acquisitions, divestitures, financings or other similar transactions.  The Company understands and agrees that if Falconhead is asked to furnish the Company a financial opinion letter or act for the Company in any other formal capacity, such further action shall be at the sole option of Falconhead and may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

3.      Standard of Performance.  Falconhead shall devote such time and efforts to provide the consultation services hereunder as it deems necessary or appropriate (including by making the management professionals employed or engaged by it available in connection therewith); provided, however, that no minimum number of hours shall be required to be devoted by Falconhead (or any such management professionals) on a weekly, monthly, annual or other basis.  Falconhead does not make any representations or warranties, express or implied, in respect of the consultation services provided hereunder and in no event shall Falconhead or any of its affiliates or any of their respective directors, managers, partners, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, officers, employees, consultants, advisors or agents (collectively, the “Falconhead Parties”) be liable to the Company for any act, alleged act, omission or alleged omission or any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, except to the extent the same is determined by a court of competent jurisdiction by final and non-appealable judgment to have rsulted primarily from the gross negligence or willful misconduct of Falconhead.

4.      Fees.  In consideration of the consulting services provided by Falconhead prior to the date hereof in connection with the Investment, the Company agrees to pay to Falconhead upon execution of this Agreement a one-time transaction fee in an amount equal to $500,000.  In consideration of the consulting services to be provided by Falconhead after the date hereof, the Company shall pay to Falconhead an annual management fee equal to $100,000, payable in advance in equal quarterly installments on each January 1, April 1, July 1 and October 1 during the term of this Agreement (with $25,000 payable to Falconhead upon execution of this Agreement with respect to the period between the date hereof and June 30, 2009).

5.      Expenses.  In addition to the fees payable hereunder, the Company shall promptly, but in no event less than thirty (30) days following presentment, reimburse Falconhead for such reasonable travel expenses and other reasonable out-of-pocket fees and expenses (including reasonable attorneys fees and expenses) as may be incurred by any Falconhead Party in connection with the rendering of services hereunder (including fees and expenses incurred in attending any Company or industry related meetings), provided that Falconhead shall obtain the Company’s prior approval before incurring any expenses in excess of $2,500 or $10,000 individually or in the aggregate, respectively.

6.      Payments.  All payments or reimbursements to be made to Falconhead pursuant to this Agreement will be paid by wire transfer of immediately available funds to account(s) specified by Falconhead in writing to the Company.

7.      Term.  This Agreement will continue from the date hereof until March 31, 2014.  No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company’s obligations with respect to the fees, costs and expenses due to or incurred by Falconhead in rendering services hereunder and not paid or reimbursed by the Company as of the effective date of such termination or with respect to any fees due to Falconhead as of the date of termination.  In addition, if this Agreement shall be terminated by the Company prior to the end of the term, the Company shall also be required to pay to Falconhead all fees payable under Section 4 through the remainder of the term in a lump sum payment on the date of such termination.

8.      Indemnification.

(a)           The Company shall indemnify and hold harmless each Falconhead Party (collectively referred to as “Indemnified Persons” and individually as an “Indemnified Person”) from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person’s negligence) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company’s consent or in conformity with any Company instructions or any actions or omissions by the Company or (B) are otherwise related to or arise out of Falconhead’s engagement or its performance of services hereunder, and will reimburse each Indemnified Person for all costs and expenses, including fees and disbursements of any Indemnified Person’s counsel, as they are incurred, in connection with investigating, preparing for, defending or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, related to, arising out of or in connection with Falconhead’s engagement or performance of services hereunder, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom.  The Company will not, however, be responsible to any Indemnified Person for any claims, liabilities, losses, damages or expenses pursuant to clause (B) of the preceding sentence that to the extent that the same is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of Falconhead.  The Company further agrees that it will not, without the prior written consent of Falconhead, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Falconhead and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.

(b)           The Company further agrees that with respect to any Indemnified Person who is employed, retained or otherwise associated with, or appointed or nominated by, Falconhead or any of its affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Person acting in such capacity or capacities on behalf or at the request of the Company or such subsidiary, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise.  Notwithstanding the fact that any Falconhead Party, may have concurrent liability to an Indemnified Person with respect to the Indemnity Obligations, the Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against any of the Falconhead Parties for contribution or have rights of subrogation against any Falconhead Parties through an Indemnified Person for any payment made by the Company or any of their subsidiaries with respect to any Indemnity Obligation.  In addition, the Company hereby agrees that in the event that any Falconhead Parties pay or advance an Indemnified Person any amount with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse any such Falconhead Parties for such payment or advance upon request.

(c)           The foregoing right to indemnity shall be in addition to any rights that Falconhead and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement or this Agreement.

9.      Falconhead an Independent Contractor.  Falconhead and the Company agree that Falconhead shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel.  No Falconhead Party shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

10.           Confidentiality.  No advice or confidential information rendered or provided by Falconhead pursuant to or in connection with the services provided hereunder, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without Falconhead’s prior written consent.

11.           No Exclusive Duty to the Company.

(a)           In recognition that (i) Falconhead currently has, and will in the future have or will consider acquiring, investments in numerous entities with respect to which Falconhead may serve as an advisor, a director or in some other capacity; (ii) Falconhead may have duties to various investors, stockholders and partners; (iii) Falconhead (or one or more affiliates, associated investment funds or portfolio companies) may engage in the same or similar activities or lines of business as the Company and may have an interest in the same areas of corporate opportunities; (iv) the Company will derive certain benefits hereunder; and (v) Falconhead, in desiring and endeavoring to satisfy its duties, may confront difficulties in determining the full scope of such duties in any particular situation, the provisions of this Section 11 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve Falconhead.

(b)           Notwithstanding anything to the contrary contained herein, (i) Falconhead and its affiliates shall not be required to manage the Company as their sole and exclusive function; (ii) Falconhead and its affiliates may have other business interests and may engage in other activities in addition to those relating to the Company, and such other business interests or activities may be of any nature or description, may be competitive with the Company and may be engaged in independently or with others; and (iii) the Company shall not have any right in or to such other ventures or activities of Falconhead or its affiliates or to the income or proceeds derived therefrom, and the pursuit of such ventures or activities, even if competitive with the Company, shall not be deemed wrongful or improper.

(c)           No Falconhead Party shall have any duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in Section 11(a), and the Company, on its own behalf and on behalf of its affiliates, hereby renounces and waives any right to require Falconhead or any of its affiliates to act in a manner inconsistent with the provisions of Section 11(a).

(d)           No Falconhead Party shall be liable to the Company or any of its respective affiliates for breach of any duty (contractual or otherwise) by reason of any actions or omissions of the types referred to in Section 11(a) or its or its affiliates’ participation therein.

(e)           For the avoidance of doubt, nothing in this Section 11 shall limit the duties of any Investor Nominee (as defined in the Purchase Agreement) arising in, and as a result of, his or her capacity as a member of the Company’s Board of Directors.

12.           Notices.  Any notice required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered, sent by reputable express courier service (charges prepaid), sent by telecopy or facsimile or, if mailed, when mailed by registered or certified mail, return receipt requested and postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

If to Falconhead:

Falconhead Capital, LLC
450 Park Avenue, 3rd Floor
New York, NY  10022
Telecopy:  (212) 634-3304
Attention:  Dave Gubbay and Zuher Ladak

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY  10153
Telecopy:  (212) 310-8007
Attention:  S. Scott Parel

If to the Company:

Javo Beverage Company, Inc.
1311 Specialty Drive
Vista, CA  92081
Telecopy: (760) 560-5287
Attention: William E. Marshall

13.           Entire Agreement; Modification.  This Agreement (a) contains the complete and entire understanding and agreement of Falconhead and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements (including any term sheets or letters of intent) oral or written, express or implied, respecting the engagement of Falconhead in connection with the subject matter hereof.

14.           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may only be amended or waived upon prior written agreement between Falconhead and the Company.

15.           Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

16.           Assignment.  Neither Falconhead nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other. Notwithstanding the foregoing, Falconhead shall be entitled to assign its rights and obligations under this Agreement without obtaining the Company’s consent to any successor-in-interest (“Permitted Assignee”) to all or substantially all of Falconhead’s business and assets; provided the Permitted Assignee shall execute and deliver to the Company an assumption agreement, in form and substance reasonably satisfactory to the Company, whereby such Permitted Assignee assumes all of the obligations of Falconhead under this Agreement.

17.           Successors.  This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

18.           Counterparts.  This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

19.           Governing Law.  THE PROVISIONS OF THIS AGREEMENT, ITS EXECUTION, PERFORMANCE OR NONPERFORMANCE, INTERPRETATION, TERMINATION, CONSTRUCTION AND ALL MATTERS BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (WHETHER IN EQUITY, LAW OR STATUTE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS, BOTH PROCEDURAL AND SUBSTANTIVE, OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS THAT IF APPLIED MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

20.           Submission to Jurisdiction; Consent to Service of Process.

(a)  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)  Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 12 of this Agreement.

21.           WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

22.           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

23.           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

24.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

FALCONHEAD CAPITAL, LLC

By:	/s/ David Gubbay
Name:	David Gubbay
Title:	General Partner

JAVO BEVERAGE COMPANY, INC.

By:	/s/ Cody C. Ashwell
Name:	Cody C. Ashwell
Title:	Chairman and CEO

[Signature Page to Javo Beverage Company, Inc. Professional Services Agreement]